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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Reliant Resources, Inc. on Form S-8 of our report dated December 6, 2000 on the financial statements of N.V. UNA, appearing in the Company's Prospectus dated April 30, 2001.


/s/ DELOITTE & TOUCHE ACCOUNTANTS

DELOITTE & TOUCHE ACCOUNTANTS
Amsterdam, The Netherlands
December 5, 2001